                                                                   Exhibit 4.6

                                                                  EXECUTION COPY




--------------------------------------------------------------------------------



                          EQUITY SUBSCRIPTION AGREEMENT


                                   Dated as of


                                  June 1, 1999


                                      among


                              AES IRONWOOD, L.L.C.,

                               AES IRONWOOD, INC.,

                                       and

                       IBJ WHITEHALL BANK & TRUST COMPANY,
                               as Collateral Agent


--------------------------------------------------------------------------------





       705 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
              South Lebanon Township, Lebanon County, Pennsylvania

                                TABLE OF CONTENTS

                                                                   Page
                                                                   ----


SECTION 1.    DEFINITIONS.............................................1
SECTION 2.    EQUITY CONTRIBUTIONS....................................3
SECTION 3.    NOTIFICATION OF SECURITY INTEREST.......................5
SECTION 4.    REPRESENTATIONS AND WARRANTIES..........................5
SECTION 5.    COVENANTS...............................................6
SECTION 6.    ADDITIONAL COVENANTS OF AESI............................6
SECTION 7.    EVENTS OF DEFAULT.......................................8
SECTION 8.    TRANSFERS OF INTEREST IN THE COMPANY....................8
SECTION 9.    OBLIGATIONS ABSOLUTE, ETC...............................8
SECTION 10.   WAIVER.................................................10
SECTION 11.   SUPPORT INSTRUMENTS....................................10
SECTION 12.   RESCISSION OF PAYMENT..................................12
SECTION 13.   SEPARATE UNDERTAKINGS..................................12
SECTION 14.   NOTICES................................................13
SECTION 15.   SUCCESSORS AND ASSIGNS.................................14
SECTION 16.   AMENDMENT, ETC.........................................14
SECTION 17.   REMEDIES...............................................14
SECTION 18.   HEADINGS...............................................14
SECTION 19.   GOVERNING LAW..........................................15
SECTION 20.   CONSENT TO JURISDICTION................................15
SECTION 21.   WAIVER OF JURY TRIAL...................................15
SECTION 22.   EXPENSES...............................................15
SECTION 23.   COUNTERPARTS...........................................15
SECTION 24.   SEVERABILITY...........................................15
SECTION 25.   TERMINATION............................................16

   EXHIBIT A  FORM OF ACCEPTABLE LETTER OF CREDIT
   EXHIBIT B  FORM OF ACCEPTABLE BOND

         EQUITY SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of June 1, 1999, made by and among AES IRONWOOD, L.L.C., a Delaware limited liability company (the "Company"), AES IRONWOOD, INC., a Delaware corporation ("AESI") and IBJ WHITEHALL BANK & TRUST COMPANY, in its capacity as Collateral Agent under the Collateral Agency Agreement referred to below (together with its successors and assigns, the "Collateral Agent"). (Each of the Company, AESI and the Collateral Agent, a "Party" and collectively, the "Parties").

                                    RECITALS

         AESI owns 100% of the membership interests of the Company.

         The Company will issue certain Senior Secured Bonds in one or more series pursuant to the Trust Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the "Indenture") among the Company, IBJ Whitehall Bank & Trust Company, as Trustee (together with its successors in such capacity, the "Trustee") and IBJ Whitehall Bank & Trust Company, as Depositary Bank, in the aggregate principal amount of $308,500,000 (the "Bonds"), the proceeds of which will be used (i) to pay costs incurred in connection with the development, construction, startup and testing of the Facility and (ii) to pay certain transaction costs incurred in connection with the issuance of the Bonds.

         The Company, the Collateral Agent, the Trustee, the DSR Letter of Credit Provider and the CP Letter of Credit Provider have entered into the Collateral Agency and Intercreditor Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Collateral Agency Agreement"), pursuant to which the Collateral Agent has been appointed to act as Collateral Agent and representative for the Senior Parties in connection with, among other things, the matters referred to herein.

         In order to ensure the making of certain equity contributions that may become due under the Collateral Agency Agreement, the Collateral Agent, solely on behalf of the Senior Secured Parties, requires commitments from AESI to contribute capital to the Company on the terms and conditions, and for the purposes, provided herein.

         It is a condition precedent to the obligation of Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Dresdner Kleinwort Benson North America LLC (the "Initial Purchasers") to purchase and pay for the Bonds pursuant to the Bond Purchase Agreement (the "Purchase Agreement") dated as of June 18, 1999, between the Company and Lehman Brothers on behalf of the Initial Purchasers, that the parties hereto enter into this Agreement.

         THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions.

         (a) All capitalized terms used in this Agreement shall have the meanings ascribed thereto in the Indenture. As used and not defined herein, the following additional terms shall have the following meanings:

         "Acceptable Letter of Credit" means an irrevocable letter of credit or letters of credit in the form of Exhibit A or otherwise in form and substance satisfactory to the Collateral Agent in its reasonable judgment, issued for the benefit of the Collateral Agent and for the account of AESI or an Affiliate other than the Company, in the stated amount of $50,149,285.00, by a domestic or foreign commercial bank whose outstanding senior unsecured long-term debt is rated at least A or the equivalent by S&P and Moody's.

         "Acceptable Bond" means a bond or bonds, issued by a domestic or foreign insurance company whose outstanding senior unsecured long-term debt is rated at least "A" by Standard & Poor's and "A2" by Moody's issued for the benefit of the Collateral Agent in the aggregate initial stated amount of $50,149,285.00, and in the form attached hereto as Exhibit B or otherwise in form and substance satisfactory to the Collateral Agent in its reasonable judgment and as to which the Company shall have no obligations to the insurance company or its Affiliates.

         "AESI Event of Default" has the meaning given such term in Section 7.

         "AESI Support Account" has the meaning set forth in Section 11(d) of this Agreement.

         "AESI Support Amount" means, as of any date, $50,149,285.00 reduced by the sum of all Equity Contributions made prior to such date.

         "AESI Support Instrument" means (i) an Acceptable Letter of Credit,
(ii) an Acceptable Bond, or (iii) a Substitute Support Instrument.

         "Bond Payment Account" shall mean the Account of such name created pursuant to Section 4.1 of the Indenture.

         "Cash Deposit" means a cash deposit to a AESI Support Account in an amount equal to all or a portion of the AESI Support Amount.

         "Commercial Operation Date" has the meaning given such term in the Power Purchase Agreement.

         "Construction Account" shall mean the account of such name created pursuant to Section 3.1 of the Collateral Agency Agreement.

         "Construction Interest Account" shall mean the Account of such name created pursuant to Section 4.1 of the Indenture.

         "Downgrade Event" has the meaning given such term in Section 11(f).

         "Equity Contribution" has the meaning given such term in Section 2(a).

         "Equity Contribution Commitment" shall mean $50,149,285.00.

         "Equity Contribution Date" shall mean any date on which AESI is required to contribute equity to the Construction Account pursuant to the terms of this Agreement.

         "Final Acceptance" shall have the meaning given such term in the EPC Contract.

         "Final Acceptance Date" shall mean the later of (i) the Commercial Operation Date and (ii) the date on which Final Acceptance is achieved (or is deemed to have been achieved) pursuant to Section 6.5 of the EPC Contract.

         "IC Downgrade Event" has the meaning given such term in Section 11(g).

         "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation.

         "Remaining Required Equity Contribution" shall mean the amount required as of the Final Acceptance Date to pay Project Costs and principal, if any, on the Bonds less the aggregate of the amounts then on deposit in or credited to the Construction Account, the Construction Interest Account and the Bond Payment Account.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities" shall mean any shares, stock, bonds, debentures, notes, evidences of indebtedness or any other instruments commonly known as "securities".

         "S&P" shall mean Standard & Poor's Ratings Group, a New York corporation.

         "Substitute Support Instrument" means (i) an Acceptable Letter of Credit, (ii) a Cash Deposit with Support Account Documentation as set forth in
Section 11(d), or (iii) an Acceptable Bond.

         "Support Account Documentation" has the meaning set forth in Section 11(d) of this Agreement.

         (b) All references to Persons herein shall include their permitted successors and assigns.

         SECTION 2. Equity Contributions.

         AESI shall make or cause to be made to the Company cash equity contributions or loans pursuant to an Affiliate Subordinated Loan Agreement between AESI, and/or an Affiliate of AESI, and the Company (each an "Equity Contribution") by depositing such Equity Contributions in the Construction Account in accordance with the following terms and conditions; provided, however, that the aggregate amount of such Equity Contributions shall not at any time exceed the Equity Contribution Commitment:

         (a) Commencing on the Closing Date to and including the Final Acceptance Date, the Collateral Agent shall notify AESI on the Business Day immediately following any date on which (i) the aggregate amount then required to pay Project Costs in accordance with Section 3.8 of the Collateral Agency Agreement is greater than (ii) the aggregate amount of the available amounts then on deposit in or credited to the Construction Account, the Interest Payment Subaccount of the Bond Payment Account and the Construction Interest Subaccount (such difference, the "Shortfall Amount"). On the second Business Day immediately following the Collateral Agent's notice, AESI shall make an Equity Contribution to the Construction Account in an amount equal to the lesser of (i) such Shortfall Amount as specified in such notice from the Collateral Agent or (ii) the then current unutilized Equity Contribution Commitment. On the Final Acceptance Date, AESI shall make an Equity Contribution to the Construction Account in an amount equal to the then current unutilized Equity Contribution Commitment, provided that the amount required to be contributed pursuant to this sentence shall be reduced to the Remaining Required Equity Contribution if the Company delivers an Officer's Certificate to the Collateral Agent on the Final Acceptance Date certifying that:

                  (A) all other amounts due and payable under this Agreement have been paid as required under this Agreement on and as of the Final Acceptance Date;

                  (B) Final Acceptance has occurred;

                  (C) the Commercial Operation Date has occurred;

                  (D) no Default or Event of Default under the Indenture or any other Financing Document has occurred and is continuing on and as of the Final Acceptance Date; and

                  (E) all Accounts are fully funded on and as of the Final Acceptance Date to the extent required under the Collateral Agency Agreement.

         (b) Upon the occurrence of any Event of Default under the Indenture or an AESI Event of Default on or prior to the Final Acceptance Date, AESI shall immediately make an Equity Contribution to the Construction Account in an amount equal to the then current unutilized Equity Contribution Commitment. Any Equity Contribution made pursuant to this clause (b) shall be applied in accordance with Section 3.8 of the Collateral Agency Agreement.

         (c) As security for its obligations under Section 2(a) and Section 2(b), AESI shall provide to the Collateral Agent, on the Closing Date, one or more AESI Support Instruments in the aggregate amount of the AESI Support Amount. In the event that AESI shall fail to make any Equity Contribution when due in accordance with Section 2(a) or Section 2(b), the Collateral Agent shall promptly make a drawing on an AESI Support Instrument or AESI Support Instruments in the amount of such Equity Contribution required to be made by AESI and not paid under Section 2(a) or Section 2(b); provided that the Collateral Agent's failure to make such demand for payment shall not relieve AESI of its obligations under this Agreement, including but not limited to its obligations under Section 2(a) and Section 2(b). Any proceeds of a drawing on an AESI Support Instrument received by the Collateral Agent shall be applied to, and in satisfaction of, AESI's obligations under this Agreement. In the event that AESI has provided two or more AESI Support Instruments in fulfillment of its obligations under this Section 2(c), drawings made by the Collateral Agent pursuant to the first sentence of this Section 2(c) shall be made by drawings on one of such AESI Support Instruments until the earlier of (i) such time as all amounts available under such AESI Support Instrument have been drawn and
(ii) such time as the provider of such AESI Support Instrument fails to make payment in accordance with the terms of such AESI Support Instrument, and then, subject to the same conditions, by drawings on the other AESI Support Instrument or AESI Support Instruments in turn.

         (d) Any amount which is not paid when due pursuant to this Section 2 shall bear interest at a rate per annum equal to two percent (2%) plus the interest rate on the Bonds until paid in full.

         (e) AESI agrees that, unless otherwise instructed by the Collateral Agent following an Event of Default, it shall make all payments required to be made by it in immediately available funds directly to the Collateral Agent for the benefit of the Company, and such amounts shall be applied as provided in the Collateral Agency Agreement.

         SECTION 3. Notification of Security Interest.

         In order to perfect the security interest of the Collateral Agent in the Collateral in accordance with Section 9-103 of the Uniform Commercial Code of the State of New York, Company hereby notifies AESI of the existence of such security interest and AESI hereby acknowledges the receipt and sufficiency of such notice.

         SECTION 4. Representations and Warranties.

         AESI represents and warrants to the Collateral Agent that:

         (a) Organization and Qualification. It (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full right, power and authority under its corporate charter and by-laws and under the laws of the state of its incorporation to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be authorized would not materially and adversely affect its ability to perform its obligations hereunder, and, (iii) has the corporate power to carry on its business as now being conducted and as proposed to be conducted.

         (b) Authorization and Enforceability. It has taken all necessary corporate action to authorize the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         (c) No Conflict. Neither the execution and delivery of this Agreement nor compliance with any of the terms and provisions hereof (i) contravenes any Applicable Law or

Governmental Approval applicable to it or any of its respective properties or other assets, (ii) conflicts with, breaches or contravenes the provisions of its corporate charter or by-laws or any contractual obligation applicable to it, or
(iii) results in the creation or imposition of any Lien upon any of its property or assets under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under, any of its contractual obligations.

         (d) Governmental Approvals. No Governmental Approval is required to authorize, or is required in connection with, its execution, delivery and performance of this Agreement or the taking of any action by it contemplated hereby.

         (e) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of its knowledge, threatened against or affecting it or any of its properties or rights which could materially and adversely affect its right or ability to fulfill its obligations hereunder, or which questions or challenges the validity of this Agreement or any action taken or to be taken by it pursuant to this Agreement or in connection with the transactions contemplated hereby.

         SECTION 5. Covenants.

         So long as any obligation of AESI under this Agreement is outstanding, AESI covenants and agrees with the Collateral Agent, as follows:

         (a) Corporate Existence. It shall (i) preserve and maintain its legal existence, (ii) preserve and maintain all of its rights, privileges and franchises, if any, necessary for the operation of its business and the maintenance of its existence, and (iii) comply in all material respects with all Applicable Laws, where in the case of clause (ii) and (iii) any failure to comply would reasonably be expected to have a material adverse effect on its ability to comply with its obligations under this Agreement.

         (b) Reporting Requirements. It shall furnish (i) written notice of any AESI Event of Default, specifically stating that an AESI Event of Default has occurred and describing such AESI Event of Default and any action being taken with respect to such AESI Event of Default, and (ii) notice of the occurrence of a Material Adverse Change with respect to it.

         (c) Other Activities. It shall not amend the Company's certificate of formation or limited liability company agreement in a manner that would reasonably be expected to result in a Material Adverse Effect or take any action which might result in the dissolution of the Company.

         SECTION 6. Additional Covenants of AESI.

         (a) So long as any of its obligations under this Agreement is outstanding and it is a party to this Agreement, AESI covenants and agrees with the Collateral Agent that it shall not enter into any transaction of merger or consolidation, or change its form of organization or its business or liquidate or dissolve itself (or suffer any liquidation or dissolution) or transfer all or substantially all of its assets other than to an Affiliate in accordance with
Section 8 below.

         (b) Notwithstanding any other provision in AESI's Certificate of Incorporation and any other provision of law to the contrary, until such time as the Bonds shall be indefeasibly paid in full and all liens and security interests securing such indebtedness shall be indefeasibly released and discharged, AESI at all times shall:

         (i) maintain its books, records and bank accounts separate and apart from those of all other Persons;

         (ii)     not commingle any of its assets with those of any other
                  Person;

         (iii) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations

         (iv)     pay its own liabilities out of its own funds;

         (v) maintain financial statements separate and apart from those of all other Persons;

         (vi) observe all corporate formalities, organizational formalities and other applicable or customary formalities;

         (vii) not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

         (viii) not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

         (ix) not acquire the direct obligations of, or securities issued by, its shareholders or any Affiliate;

         (x) allocate fairly and reasonably any overhead for expenses that are shared with an Affiliate, including paying for the office space and services performed by any employee of any Affiliate;

         (xi)     use stationery, invoices and checks bearing its own name;

         (xii) conduct business in its own name, promptly correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other Person;

         (xiii) maintain adequate capital in light of its contemplated business operations;

         (xiv) maintain arm's length relationships with all Affiliates and enter into transactions with Affiliates only on commercial reasonable bases; and

         (xv) not have any employees other than employees necessary to perform authorized activities.

         SECTION 7. Events of Default.

         If any of the following events (each an "AESI Event of Default") shall occur and be continuing:

         (a) AESI shall fail to make or cause to be made any Equity Contribution when required pursuant to Section 2(a) or Section 2(b) of this Agreement;

         (b) A Bankruptcy Event in respect of AESI shall have occurred and be continuing; or

         (c) This Agreement shall at any time for any reason cease to be valid and binding and in full force and effect or the validity or enforceability thereof shall be contested by any party thereto or any party thereto (other than the Collateral Agent) shall deny that it has any liability or obligation under such Agreement;

then at any time thereafter if an AESI Event of Default shall then be continuing, the Collateral Agent may, and at the direction of the Required Senior Parties shall, by notice to the Company, take any or all of the following actions, without prejudice to the rights of the Collateral Agent to enforce its claims against the Company, in respect of such AESI Event of Default: (i) declare all Equity Contributions required under this Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the AESI and (ii) exercise any other remedies against the Company and AESI available at law or in equity.

         SECTION 8. Transfers of Interest in the Company.

         AESI shall not directly or indirectly transfer any of its interest in the Company if such transfer would result in a Change in Control or would otherwise conflict with the Indenture; provided, however, AESI may, if such transfer would not result in a Change in Control and is otherwise in accordance with the Indenture, transfer its entire interest in the Company to an Affiliate and be released from all of its obligations under this Agreement so long as (A) such Affiliate assumes all of AESI's obligations under this Agreement, (B) such Affiliate provides Substitute Support Instruments satisfactory to the Collateral Agent and (C) the Parties and any such transferee or transferees enter into conforming amendments to this Agreement reflecting any applicable transfer, assumption and release of obligations hereunder.

         SECTION 9. Obligations Absolute, Etc.

         AESI further covenants and agree as follows:

         (a) The obligations of AESI to make, or cause to be made, Equity Contributions pursuant to Section 2 of this Agreement constitute direct obligations of AESI to the Collateral Agent, and shall be enforceable by the Collateral Agent.

         (b) The obligations of AESI to make, or cause to be made, Equity Contributions pursuant to Section 2 hereof are and shall be absolute and unconditional and are not, and shall not be, subject to any defense or right of set-off, counterclaim, deduction, diminution, abatement, recoupment, defense, suspension, deferment or reduction or any other legal or equitable defense which such party has or hereafter may have, against any other Person (including the Company) for any reason whatsoever (including, without limitation, any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of any or all of the Company's obligations in bankruptcy or otherwise).

         (c) To the extent permitted by Applicable Law, the obligations of AESI hereunder shall be absolute and unconditional, shall remain in full force and effect, and shall not be released, discharged or in any way affected, notwithstanding:

                  (i) any lack of validity, enforceability or value of any Financing Documents or any other agreement or instrument relating thereto or to any collateral therefor;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, the Financing Documents or any amendment or waiver thereof, or any consent to departure from any of those documents;

                  (iii) any failure to pay any taxes which may be payable with respect to the performance of its obligations hereunder by AESI or failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the performance of such obligations by AESI;

                  (iv) any impossibility or impracticality of performance, force majeure, any act of any government, or other circumstance which might constitute a defense available to, or a discharge of, AESI, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 9;

                  (v) any merger or consolidation of the Company or AESI into or with any other entity, or any sale, lease or transfer of all or any of the assets of the Company or AESI to any other Person;

                  (vi) any change in the ownership in the Company; or

                  (vii) to the fullest extent permitted by law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, AESI or the Company.

         (d) AESI has no right, and shall have no right, to terminate this Agreement or to be released, relieved or discharged (other than by full and strict compliance by it with the terms hereof) from any obligation or liability hereunder for any reason whatsoever.

         (e) The obligations of the AESI hereunder will be performed regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Financing Documents or any other document related thereto or the rights of any Person with respect thereto.

         SECTION 10. Waiver.

         To the fullest extent permitted by Applicable Law, AESI hereby expressly waives diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting the liability of the Company under the Financing Documents, benefit of any act or omission by the Collateral Agent which directly or indirectly results in or aids the discharge of the Company by operation of law or otherwise, all notices relating to this Agreement, including, without limitation, notice of acceptance of this Agreement and the incurring of the obligation to make or to cause to be made any payment hereunder and notice of any of the circumstances referred to in Section 8, and any requirement that the Collateral Agent exhaust any right, power, or remedy, or proceed against the Company for the Equity Contributions.

         SECTION 11. Support Instruments.

         (a) Any payments made to the Collateral Agent under, or pursuant to drawings on or from, an AESI Support Instrument shall (i) be deemed to be a capital contribution by AESI to the Company and to satisfy, to the extent of such payment, the obligation of AESI to make the applicable AESI Equity Contribution hereunder.

         (b) At any time prior to the termination of AESI's obligations under this Agreement, AESI may deliver to the Collateral Agent a Substitute Support Instrument or Substitute Support Instruments having a stated amount or combined stated amounts, as the case may be, equal to the amount covered by any previously delivered AESI Support Instrument, in substitution for such existing Support Instrument. Upon such delivery, the previously delivered AESI Support Instrument may be terminated by the issuer thereof.

         (c) Upon the earlier of (i) the termination of AESI's obligations under this Agreement or (ii) the delivery to the Collateral Agent of a Substitute Support Instrument, or Substitute Support Instruments, as the case may be, pursuant to and in the amount specified in Section 11(b), the Collateral Agent shall promptly return to the issuer thereof, with a copy to AESI, the applicable Support Instrument or Support Instruments, as the case may be, previously delivered to the Collateral Agent, together with any certificate or other documentation that may be required to effect the cancellation of such Support Instrument or Support Instruments.

         (d) (i) Upon the request of AESI and subject to the receipt of the Support Account Documentation, as defined below, in form and substance satisfactory to the Collateral Agent, the Collateral Agent shall open with a bank or trust company an account in the name of AESI but under the sole dominion and control of the Collateral Agent (the "AESI Support Account"). Any Cash Deposit by AESI and any Equity Contribution made upon the occurrence of an event set forth in Section 11(f) shall be deposited in the AESI Support Account (as provided therein). The Collateral Agent shall not withdraw funds from the AESI Support Account except as provided in this Section 11(d). The term "Support Account Documentation" shall mean documentation in form and substance satisfactory to the Collateral Agent which (A) grants the Collateral Agent, for the benefit of the Senior Parties, a security interest in any Cash Deposit or other amounts deposited in the AESI Support Account and (B) contains the agreement of AESI to transfer additional cash to the AESI Support Account in the event that the aggregate market value of the Permitted Investments (plus any cash deposits) in such AESI Support Account is, at any time, less than the AESI Support Amount.

                  (ii) On each Equity Contribution Date, the Collateral Agent shall withdraw an amount equal to the required Equity Contribution from the AESI Support Account, and such withdrawal shall be deemed to satisfy the obligation of AESI to make, or cause to be made, the related Equity Contribution hereunder. The Collateral Agent shall apply all such withdrawn amounts to the satisfaction of amounts owing as Equity Contributions.

                  (iii) Amounts on deposit in the AESI Support Account shall be invested and reinvested by the Collateral Agent, at the direction, expense and risk of AESI, in Permitted Investments. If the amount on deposit in such AESI Support Account exceeds the applicable AESI Support Amount, an amount equal to the amount of such excess shall be withdrawn at the end of each calendar quarter by the Collateral Agent and the net amount thereof (after giving effect to any broker commissions or other expenses of withdrawal or sale) shall be paid to AESI.

                  (iv) If, following a Cash Deposit by AESI into the AESI Support Account, AESI shall deliver a Substitute Support Instrument or Substitute Support Instruments in respect of such amount to the Collateral Agent, the Collateral Agent shall promptly withdraw and pay to AESI such amount (after giving effect to any broker commissions or other expenses of withdrawal or sale).

                  (v) Upon the satisfaction or other termination of the obligations of AESI hereunder, the remaining balance, if any, of the AESI Support Account shall be paid forthwith to AESI.

         (e) If, at any time prior to the termination of this Agreement, an AESI Support Instrument then in effect shall fail to be renewed or extended in accordance with the terms of such Support Instrument fifteen (15) Business Days prior to the day upon which such Support Instrument is scheduled to expire or terminate and AESI shall have failed to furnish a Substitute Support Instrument or Substitute Support Instruments in substitution for such Support Instrument, then the Collateral Agent shall draw upon such Support Instrument in accordance with its terms prior to such expiration or termination date and shall deposit the proceeds of any such drawing into the AESI Support Account; provided that if no such AESI Support Account is then currently in existence, the Collateral Agent shall hold such proceeds in a separate account until such AESI Support Account is established in accordance with Section 11(d)(i) and shall promptly deposit such proceeds in such AESI Support Account upon its establishment.

         (f) AESI shall cause any AESI Support Instrument that is an Acceptable Letter of Credit to be issued by a bank whose senior unsecured debt is rated at least "A-" or the equivalent by S&P and Moody's. If, at any time prior to the termination of this Agreement, the outstanding long-term senior unsecured debt of the bank providing an AESI Support Instrument that is an Acceptable Letter of Credit fails at any time to be rated at least "A-" or the equivalent by S&P and Moody's (such event, a "Downgrade Event"), AESI shall, within fifteen (15) Business Days of its receipt of written notice from the Collateral Agent of the occurrence of such event, furnish a Substitute Support Instrument in substitution for such Support Instrument and if prior to the expiration of such fifteen (15) day period, AESI shall have failed to furnish a Substitute Support Instrument, then the Collateral Agent shall draw upon the Support Instrument then in effect in accordance with its terms and shall deposit the proceeds of such drawing into the AESI Support Account for application in accordance with the provisions of Section 11(d); provided that if no such AESI Support Account is then currently in existence, the Collateral Agent shall hold such proceeds in a separate account until such AESI Support Account is established in accordance with Section 11(d)(i) and shall promptly deposit such proceeds in such AESI Support Account upon its establishment.

         (g) AESI shall cause any AESI Support Instrument that is an Acceptable Bond to be issued by an insurance company whose senior unsecured debt is rated at least "A" or the equivalent by S&P and Moody's. If, at any time prior to the termination of this Agreement, the outstanding senior unsecured long-term debt of the bank providing an AESI Support Instrument that is an Acceptable Bond fails at any time to be rated at least "A" or the equivalent by S&P and Moody's (such event, an "IC Downgrade Event"), AESI shall, within fifteen (15) Business Days of its receipt of written notice from the Collateral Agent of the occurrence of such event, furnish a Substitute Support Instrument or Substitute Support Instruments in substitution for such AESI Support Instrument and if prior to the expiration of such fifteen (15) day period, AESI shall have failed to furnish a Substitute Support Instrument, then the Collateral Agent shall draw upon the AESI Support Instrument then in effect in accordance with its terms and shall deposit in the proceeds of such drawing into the AESI Support Account for application in accordance with the provisions of Section 11(d); provided, that if no such AESI Support Account is then currently in existence, the Collateral Agent shall hold such proceeds in a separate account until such AESI Support Account is established in accordance with Section 11(d)(i) and shall promptly deposit such proceeds in such AESI Support Account upon its establishment.

         SECTION 12. Rescission of Payment.

         To the fullest extent permitted by Applicable Law and notwithstanding any prior release or termination, this Agreement shall continue to be effective or be reinstated, as the case may be, with respect to AESI if at any time any payment (or part thereof) made or caused to be made by AESI pursuant to this Agreement is rescinded or must otherwise be restored or returned to AESI or the Company by any beneficiary of this Agreement upon the insolvency, bankruptcy or reorganization of AESI or the Company or otherwise, all as though such payment has not been made or caused to be made.

         SECTION 13. Separate Undertakings.

         Without limiting the generality of any of the foregoing provisions of this Agreement, AESI irrevocably waives, to the fullest extent permitted by applicable law and for the benefit of, and as a separate undertaking with, the Collateral Agent, for the benefit of the Senior Parties, any defense to the performance of this Agreement which may be available to it as a consequence of this Agreement being rejected or otherwise not assumed by the Company or any trustee or other similar official for the Company or for any substantial part of the property of the Company, or as a consequence of this Agreement being otherwise terminated or modified, in any proceeding seeking to adjudicate the Company a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, protection, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, whether such rejection, non-assumption, termination or modification be by reason of this Agreement being held to be an executory contract or by reason of any other circumstance. If this Agreement shall be so rejected or otherwise not assumed, or so terminated or modified, AESI agrees for the benefit of, and as a separate undertaking with the Collateral Agent, for the benefit of the Senior Parties, that it will be unconditionally liable to pay or to cause to be paid to the Collateral Agent, for the benefit of the Senior Parties, an amount equal to each payment which would otherwise be payable by it pursuant to the provisions of this Agreement, or by such party that it would have caused to make payment, under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed or were otherwise not so terminated or modified, such amount to be payable to the Collateral Agent, for the benefit of the Senior Parties, in accordance with the instructions of the Collateral Agent, as and when such payment would otherwise be payable hereunder and such amount to be applied as such payment would otherwise be applied hereunder.

         SECTION 14. Notices.

         Any notice or other communication hereunder shall be given in the manner set forth in the Collateral Agency Agreement to the Parties at the following addresses:

(a)      If to Company, at:

         AES Ironwood, L.L.C.
         829 Cumberland Street
         Lebanon, PA  17042
         Attention:        Project Manager
         (Telephone):      717-228-1328
         (Facsimile):      717-228-1271

         (with a copy to AESI at its addresses set forth below)

(b)      If to AESI, at:

         AES Ironwood, Inc.
         1001 North 19th Street
         Arlington, VA  22209
         Attention:        General Counsel
         (Telephone):      703-522-1315
         (Facsimile):      703-528-4510

(c)      If to the Collateral Agent, at:

         IBJ Whitehall Bank & Trust Company
         One State Street
         New York, NY  10004
         Attention:        Capital Markets Trust Services
         (Telephone):      212-858-2814
         (Facsimile):      212-858-2952

         SECTION 15. Successors and Assigns.

         This Agreement shall be binding upon each of the Parties and their successors and inure to the benefit of the Collateral Agent and its respective successors and permitted assigns as Collateral Agent under the Collateral Agency Agreement. This Agreement may not be assigned by either AESI or the Company; provided, however, the obligations of the AESI and the Company hereunder may be assigned as provided in Section 8 or otherwise with the prior express written consent of the Required Senior Parties.

         SECTION 16. Amendment, Etc.

         No amendment or waiver of any provision of this Agreement nor any consent to any departure by a Party herefrom shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Collateral Agent in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other right or remedy.

         SECTION 17. Remedies.

         No remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. In order to entitle the Collateral Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required by this Agreement. No notice to or demand on AESI in any case shall entitle it to any other or further notice or demand in the same or similar circumstances. Each and every right and remedy of the Collateral Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Collateral Agency Agreement or any other document now or hereafter existing at law or in equity or by statute.

         SECTION 18. Headings.

         The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 19. Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS OF SUCH LAWS).

         SECTION 20. Consent to Jurisdiction.

         To the fullest extent permitted by applicable law, with respect to any legal action or proceeding against AESI arising out of or in connection with this Agreement, AESI hereby irrevocably (i) consents to the jurisdiction of any court of the State of New York or of the United States of America located in The City of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified pursuant to Section 12 hereof, and (iii) waives any objection to the venue of the aforesaid courts and any objection that the aforesaid courts are an inconvenient forum.

         SECTION 21. Waiver of Jury Trial.

         THE COLLATERAL AGENT, THE COMPANY AND AESI HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 22. Expenses.

         The Company will, upon demand, pay to the Collateral Agent any and all reasonable expenses, including attorneys' fees and expenses, which the Collateral Agent may incur in connection with the exercise or enforcement of any of the rights or interests of the Collateral Agent hereunder.

         SECTION 23. Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 24. Severability.

         If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

         SECTION 25. Termination.

         This Agreement and the obligations hereunder shall terminate upon the payment in full of all Equity Contributions required under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed by its duly appointed representatives as of the date first written above.

                                     AES IRONWOOD, L.L.C., a Delaware limited liability company


                                     By: /s/ Patricia L. Rollin
                                         --------------------------------
                                         Name:  Patricia L. Rollin
                                         Title: Vice President



                                     AES IRONWOOD, INC., a Delaware corporation


                                     By: /s/ Patricia L. Rollin
                                         --------------------------------
                                         Name:  Patricia L. Rollin
                                         Title: Vice President



                                     IBJ WHITEHALL BANK & TRUST COMPANY,as
                                     Collateral Agent


                                     By: /s/ Thomas McCutcheon
                                         --------------------------------
                                         Name:  Thomas McCutcheon
                                         Title: Assistant Vice President



                         [EQUITY SUBSCRIPTION AGREEMENT]

                                    EXHIBIT A


                                                 _______ __, 1999


Beneficiary:     IBJ Whitehall Bank & Trust Company,
                 as Collateral Agent
                 c/o________________________
                 ___________________________
                 ___________________________
                 Attention:       ______________
                                  ______________

Subject:         Irrevocable Standby Letter of Credit No. [L/C______]

Gentlemen:

We hereby issue in your favor our Irrevocable Letter of Credit No. __________ (this "Letter of Credit") for the account of AES Ironwood, Inc. ("Ironwood") for an amount (the "Stated Amount") on any date equal to the difference between (x) $50,149,285.00 (the "Maximum Stated Amount") and (y) the total amount of prior draws received and honored by us pursuant to this Letter of Credit.

We understand that this Letter of Credit is being issued to you in connection with that certain Equity Subscription Agreement dated as of June 1, 1999, among Ironwood, AES Ironwood, L.L.C. and IBJ Whitehall Bank & Trust Company, in its capacity as Collateral Agent (the "Collateral Agent") under the Collateral Agency Agreement by and among Ironwood, AES Ironwood, L.L.C., the Collateral Agent and the other parties thereto and each other person party thereto, and

Prior to the Termination Date (as hereinafter defined) of this Letter of Credit, you may draw from time to time an amount not exceeding the Stated Amount, on the conditions set forth herein against presentation in the manner provided herein of your sight draft on us (marked "Drawn under Letter of Credit No. L/C ") accompanied by a signed Drawing Certificate in the form attached hereto as Annex A appropriately completed (such sight draft and Drawing Certificate being referred to hereinafter collectively as the "Documents").

Presentation of the Documents shall be made at our office, ___________________ __________________________________________________ (fax no. __________) Attn:
Letter of Credit Department, either by physical delivery of such documents or by facsimile transmission of such documents to the office stated above. Upon such presentation, the payment of a drawing shall be made in accordance with the terms herein. Such Documents shall be sent to our office by overnight courier for receipt by us within one Business Day of the date of such facsimile transmission. Our only obligation with regard to a drawing under this Letter of Credit shall be to



                                  Exhibit A-1
examine the Documents and to pay in accordance therewith, and we shall not be obligated to make any inquiry in connection with the presentation of the Documents.

If the requisite Documents are presented to us at or prior to 12:00 noon (New York time) on a Business Day (as hereinafter defined), and provided that such Documents conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds on or prior to 3:00 p.m. (New York time) on such day. If a drawing is made hereunder after 12:00 noon (New York time) on a Business Day, and provided that such Documents conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds, not later than 12:00 noon (New York time), on the following Business Day. If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the Documents were not in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will hold the Documents at your disposal or return the same to you. Upon being notified that the Documents were not in conformity with this Letter of Credit, you may attempt to correct any such nonconforming Documents if and to the extent that you are able to do so.

This Letter of Credit is effective immediately and, unless terminated earlier in accordance with the provisions hereof, expires at the close of business at our office in _______________ three hundred sixty four (364) days from today's date (the "Stated Expiration Date") but such Stated Expiration Date shall be automatically extended for a period of three hundred sixty four (364) days effective upon the Stated Expiration Date and each annual anniversary of the Stated Expiration Date (each such annual anniversary date being referred to herein as the "New Stated Expiration Date") unless, thirty days prior to the Stated Expiration Date or any such New Stated Expiration Date, we notify you, by registered mail or courier service at the above address, that this Letter of Credit shall not be extended beyond the Stated Expiration Date or the New Stated Expiration Date, as the case may be, provided that this letter of credit shall not be extended for more than three (3) such additional periods. If you are so notified, you may on or within fifteen (15) Business Days before the Stated Expiration Date or the New Stated Expiration Date, as the case may be, draw the full Stated Amount then available hereunder. Any drawing under this Letter of Credit will be paid with our own funds and not out of any other funds or other assets.

Only you may make a drawing under this Letter of Credit. Multiple drawings may be made under this Letter of Credit. Upon the payment of a drawing, we shall be fully discharged of our obligation under this Letter of Credit in respect of any amount in excess of the Stated Amount, as the case may be, after giving effect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of any amount in excess of the Stated Amount, as the case may be, after giving effect to such drawing.

Upon the earliest of (i) the close of business at our office in ______________ on the Stated Expiration Date or New Stated Expiration Date, as the case may be,
(ii) the date we have paid the Maximum Stated Amount under all drawings made hereunder or (iii) the date of our receipt of a



                                  Exhibit A-2
certificate in the form of Annex B purportedly signed by two (2) Authorized Officers (a "Certificate as to Defeasance"), (which earliest date of (i), (ii) or (iii) is referred to herein as the "Termination Date"), this Letter of Credit shall automatically terminate and expire and the original of this Letter of Credit shall be immediately delivered to us for cancellation.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at ______________________________________, specifically referring therein to this Letter of Credit by number.

As used herein (a) "Authorized Officer" shall mean any of your Vice Presidents and (b) "Business Day" shall mean any day on which commercial banks in New York, New York are open for the purpose of conducting commercial banking business.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any documents, instrument or agreement except for such certificates.

This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500. To the extent that the provisions of this Letter of Credit are not covered by such Uniform Customs and Practice, this Letter of Credit shall be governed by, and enforced and construed in accordance with the laws of the State of New York.

                                                 Very truly yours,


                       [_______________________   _______________________
                            Vice President             Vice President]



                                  Exhibit A-3

                                     ANNEX A


                          (Form of Drawing Certificate)


                                              Date:


TO:      [Letter of Credit Provider] ("Issuing Bank")


         Attn:  Letter of Credit Department

RE:      Irrevocable Letter of Credit No. ____________ (the "Letter of Credit")

The undersigned, duly authorized officers of IBJ Whitehall Bank & Trust Company in its capacity as Collateral Agent (the "Collateral Agent") hereby certify to Issuing Bank with reference to the Letter of Credit that:

(1)

       _____ No Certificate as to Defeasance (as defined in the Letter of Credit) has been delivered and AESI has become obligated to make or cause to be made an Equity Contribution under Section 2 of the Equity Subscription Agreement referred to in the Letter of Credit in the amount of $____________, which amount does not exceed $___________, such amount being the current AESI Support Amount under the Equity Subscription Agreement; and

[or (1)]

       _____ No Certificate as to Defeasance has been delivered and the Letter of Credit will expire within fifteen (15) Business Days and AESI has not furnished a Substitute Support Instrument (as defined in the Equity Subscription Agreement) in substitution for the Letter of Credit and as a consequence thereof the entire Stated Amount of $___________ is due and payable.

[or (1)]

       _____ No Certificate as to Defeasance has been delivered and there has been a Downgrade Event (as defined in the Equity Subscription Agreement) and AESI has not furnished a Substitute Support Instrument (as defined in the Equity Subscription Agreement) in substitution for the Letter of Credit and as a consequence thereof the entire Stated Amount of $______ is due and payable.

                                  Exhibit A-4

(2) The amount of the sight draft accompanying this certificate equals the amount due and payable as set forth above and does not exceed the Stated Amount (as defined in the Letter of Credit).

                                     IBJ WHITEHALL BANK & TRUST COMPANY, as
                                     Agent


                                     By: __________________________________
                                         Name:
                                         Title:



                                     By: __________________________________
                                         Name:
                                         Title:






                                  Exhibit A-5

                                     ANNEX B


                     (Form of Certificate as to Defeasance)


                                                    Date:


TO:      [Letter of Credit Provider] ("Issuing Bank")

         Attn:  Letter of Credit Department

RE:      Irrevocable Letter of Credit No. ____________ (the "Letter of Credit")

The undersigned, duly authorized officers of IBJ Whitehall Bank & Trust Company, in its capacity as Collateral Agent (the "Collateral Agent") hereby certify to Issuing Bank with reference to the Letter of Credit that:

       _____ the AESI Support Amount (as defined in the Equity Subscription Agreement referred to in the Letter of Credit) has been reduced to zero as a result of drawings on the Letter of Credit or Equity Contributions pursuant to Section 2(a) or (b) of the Equity Subscription Agreement which have the effect of reducing the AESI Support Amount; or

       _____ a Substitute Support Instrument (as defined in the Equity Subscription Agreement referred to in the Letter of Credit) for the Stated Amount has been provided to the Collateral Agent by or on behalf of AESI.

                                   IBJ WHITEHALL BANK & TRUST COMPANY, AS
                                   COLLATERAL AGENT


                                   By: ____________________________________
                                       Name:
                                       Title:



                                   By: ____________________________________
                                       Name:
                                       Title:







                                  Exhibit A-6

                                                                       Exhibit B

                                    EXHIBIT B

                          ___________ INSURANCE COMPANY

                        ________________________________
                                (A Stock Company)


                                                         BOND NO. ______________

                            EQUITY CONTRIBUTION BOND

         KNOW ALL PERSONS BY THESE PRESENTS, that we, AES IRONWOOD, INC., 1001 North 19th Street, Arlington,VA 22209 as Principal, and ____________________, as Surety, are held and firmly bound unto IBJ WHITEHALL BANK & TRUST COMPANY, as COLLATERAL AGENT, as Obligee, in the amount of _______________________US DOLLARS ($___________ ), lawful money of the United States, the payment of which we bind ourselves, our heirs, administrators, executors and assigns, jointly and severally, firmly by these presents.

         WHEREAS, Principal and AES Ironwood L.L.C. (the "Company") have entered into an Equity Subscription Agreement with the Obligee dated as of June 1, 1999 (the "Equity Subscription Agreement") which is incorporated herein by reference as if copied at length herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Surety hereby agrees for the benefit of the Obligee as follows:

1. The Surety's obligation under this Equity Contribution Bond is such that, if the Principal strictly abides by the terms and conditions of Sections 2(a) and (b) of the Equity Subscription Agreement, then such obligation shall become void, but otherwise will remain in full force and effect during the term hereof.

2. This Equity Contribution Bond is for the term beginning JUNE 25, 1999 and ending JUNE 25, 2002 (the "Expiration Date"), and may be renewed by the Surety with notification to the Obligee and Principal thirty (30) days prior to the Expiration Date through issuance of a continuation certificate to such effect.

3. Any request for payment under this Equity Contribution Bond must be in writing, accompanied by the Obligee's certification in the form attached hereto as Annex A, which certification shall supersede all information that Surety may have received to the contrary as to the matters so certified. The Obligee shall direct its request for payment by facsimile to _____________________________________, FACSIMILE NUMBER
         ( ) ____________________. Surety hereby agrees that all claims submitted in said manner during the term of this Equity Contribution Bond will be paid by the close of business on the second business day after the day the claim is made by wire transfer in immediately available funds to the account of Obligee specified in such certification. Any request for payment under this Equity Contribution Bond in accordance with this paragraph 3 purporting to be signed by the Obligee is conclusive and binding on Surety as to the


                                  Exhibit B-1
         matters stated therein and the obligation of Surety to pay upon receipt of such request is irrevocable and binding on Surety.

4. Subject to paragraph 7 hereof, Surety may terminate this Equity Contribution Bond as to future liability by delivering to the Obligee at the above address via certified mail return receipt, thirty (30) days prior to the date of such termination, notice of its intention to be relieved of its liability hereunder. Said notice shall in no way exonerate the Surety from liability incurred during the term of this Equity Contribution Bond or limit in any manner Obligee's ability to make, and be paid with respect to, claims submitted as provided in the Form of Drawing Certificate attached hereto as Annex A.

5. Multiple claims may be made on this Equity Contribution Bond; provided, however, that all such claims in the aggregate shall not exceed _______ _________________U.S. Dollars ($_____________ ) (the "Maximum Amount").

6. If, for any reason whatsoever, the Principal shall fail or be unable duly, punctually and fully to pay any Equity Contribution as and when the same shall become due and payable, Surety shall forthwith pay or cause to be paid such Equity Contribution to the Obligee in accordance with the terms hereof and of the Equity Subscription Agreement. Surety's obligations under this Equity Contribution Bond are absolute, unconditional, present and continuing obligations and are in no way conditioned or contingent upon any attempt to collect from or enforce payment by the Principal or upon any other event, contingency or circumstance whatsoever, including payment under any other AESI Support Instrument as such term is defined in the Equity Subscription Agreement, and shall be binding upon and against Surety without regard to the validity or enforceability of the Equity Subscription Agreement.

7. Any other provision of this Equity Contribution Bond to the contrary notwithstanding, Surety agrees that the obligations of Surety set forth in this Equity Contribution Bond shall be direct obligations of Surety, and such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Surety with its obligations hereunder) based upon any claim Surety or any other Person may have against the Obligee, the Principal, the Company or any other Person, including the provider of any other AESI Support Instrument, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by the Surety with its obligations hereunder), whether or not Surety shall have any knowledge or notice thereof, including, without limitation any occurrence or circumstance whatsoever which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a surety or which might otherwise limit recourse under this Equity Contribution Bond against Surety. The obligations of Surety set forth herein constitute the full recourse obligations of Surety enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, Surety agrees that (a) repeated and successive demands may be made and


                                  Exhibit B-2
         recoveries may be had hereunder as and when, from time to time, the Principal shall default under or fail to comply with the terms of
         Section 2 of the Equity Subscription Agreement and that notwithstanding the recovery hereunder for or in respect of any such default or failure to so comply by the Principal under the Equity Subscription Agreement, this Equity Contribution Bond shall remain in full force and effect and shall apply to each and every subsequent such default or failure, and
         (b) if any Equity Contribution is paid by the Principal, and thereafter all or any part of such payment is recovered from the Obligee upon the insolvency, bankruptcy or reorganization of the Principal, the liability of Surety hereunder with respect to such Equity Contribution so paid and recovered shall, notwithstanding any prior release or termination hereof, continue and remain in full force and effect, or shall be reinstated, as the case may be, as if, to the extent of such recovery, such payment had not been made.

8. Surety hereby unconditionally waives, to the extent permitted by applicable law, (i) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Surety hereunder, including, without limitation, any demand, proof or notice of non-payment of any Equity Contribution; (ii) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Equity Subscription Agreement; (iii) notice of acceptance of this Equity Contribution Bond, demand, protest, presentment, notice of default and any requirement of diligence; (iv) any requirement to exhaust any remedies or to mitigate any damages resulting from default by the Principal under the Equity Subscription Agreement; (v) the benefit of any and all applicable laws which are or might be in conflict with the terms of this Equity Contribution Bond; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a surety, or which might otherwise limit recourse under this Equity Contribution Bond against Surety.

9. Surety shall be subrogated to all rights of the Company against Principal under the Equity Subscription Agreement in respect of any amounts paid by Surety pursuant to the provisions of this Equity Contribution Bond; provided, however, that Surety shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all required Equity Contributions under and as defined in the Equity Subscription Agreement have been paid in full. Surety acknowledges and agrees that no proper payment by Surety under this Equity Contribution Bond shall give rise to (i) any claim by Surety against the Obligee or (ii) any indebtedness of the Company.

10. The Obligee shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of the Obligee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of the Obligee and upon notice to Surety, Surety may be joined in any action or proceeding commenced by such Obligee against the Principal in respect of any Equity Contribution, and recovery may be had against Surety in such action or proceeding or in any independent action or proceeding


                                  Exhibit B-3
         against Surety, without any requirement that such Obligee first assert, prosecute or exhaust any remedy or claim against the Principal.

11. THIS EQUITY CONTRIBUTION BOND SHALL IN ALL RESPECTS BE GOVERNED, INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS OF SUCH LAWS.

12. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING AGAINST SURETY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, SURETY HEREBY IRREVOCABLY (I) CONSENTS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK, (II) CONSENTS TO THE SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF SAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES THEREOF BY REGISTERED UNITED STATES MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN THE FIRST PARAGRAPH OF THE EQUITY CONTRIBUTION BOND, AND
         (III) WAIVES ANY OBJECTION TO THE VENUE OF THE AFORESAID COURTS AND ANY OBJECTION THAT THE AFORESAID COURTS ARE IN INCONVENIENT FORUM.

         Signed, sealed and dated this the ____________ day of June 1999.

WITNESS:                                    AES IRONWOOD, INC.

---------------------------------           ------------------------------------


WITNESS:                                    ____________INSURANCE COMPANY

---------------------------------           ------------------------------------
                                                         , ATTORNEY-IN-FACT



                                  Exhibit B-4

                                     ANNEX A


                          (Form of Drawing Certificate)


                                                 Date:


TO: [Name of Insurance Company issuing the Equity Contribution Bond] ("Issuer")


RE: Equity Contribution Bond No. ____________ (the "Bond")

The undersigned, duly authorized officers of IBJ Whitehall Bank & Trust Company, in its capacity as Collateral Agent (the "Agent"), hereby certify to Issuer with reference to the Equity Contribution Bond (the "Bond"):

(1) Principal (as such term is defined in the Bond) has become obligated to make or cause to be made an Equity Contribution under Section 2 of the Equity Subscription Agreement referred to in the Bond in the amount of $____________;

[or (1)]

         The Bond will terminate or expire within fifteen (15) Business Days and Principal has not furnished a Substitute Support Instrument(s) (as defined in the Equity Subscription Agreement) in substitution for the Bond and as a consequence thereof the entire remaining amount of the Bond ($___________) is due and payable; and

[or (1)]

         There has been an IC Downgrade Event (as defined in the Equity Subscription Agreement) and Principal has not furnished a Substitute Support Instrument(s) (as defined in the Equity Subscription Agreement) in substitution for the Bond and as a consequence thereof the entire remaining amount of the Bond ($________) is due and payable; and



                                  Exhibit B-5

(2) The amount specified above equals the amount due and payable as set forth above and, when added to all previous amounts paid under the Bond, does not exceed the Maximum Amount (as defined in the Bond);

(3)      The amount specified above is to be sent by wire transfer to ________.

                                      IBJ WHITEHALL BANK & TRUST COMPANY,
                                      AS COLLATERAL AGENT


                                      By: ________________________________
                                          Name:
                                          Title:



                                      By: ________________________________
                                          Name:
                                          Title:








                                  Exhibit B-6